Exton, Pennsylvania

Contact: Kevin R. Hoben

December 9, 2013

(610) 524-7272

PRESS RELEASE

Omega Flex, Inc. (the “Company”) announced today that at its meeting on December 5, 2013, the Company's board of directors unanimously voted to issue a special dividend of $0.425 per share payable on January 2, 2014 to the shareholders of record on December 19, 2013.  In declaring this special dividend, the Board has restated its dividend policy of reviewing the cash needs of the Company from time to time and, based on results of operations, financial condition and capital expenditure plans, as well as other factors as the Board may consider relevant, determine on a quarterly basis whether to declare a dividend.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS – This news release contains forward-looking statements, which are subject to inherent uncertainties which are difficult to predict, and may be beyond the ability of Omega Flex to control. Certain statements in this news release constitute forward-looking statements with the meaning of the Private Securities Litigation Reform act of 1995, that are not historical facts, but rather reflect Omega Flex’s current expectations concerning future results and events. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Omega Flex (or entities in which Omega Flex has interests) or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s view only as of the date of this news release. Omega Flex undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.